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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                                2004        2003        2004        2003
                               -------     -------     -------     -------
                                  (in thousands, except per share data)
BASIC
Net Income                     $   796     $   567     $ 1,450     $ 1,568
/ Weighted Average Shares        2,831       2,810       2,827       2,789
                               -------     -------     -------     -------
Basic Earnings Per Share       $  0.28     $  0.20     $  0.51     $  0.56
                               =======     =======     =======     =======

DILUTED
Net Income                     $   796     $   567     $ 1,450     $ 1,568
/ Weighted Average Shares        2,896       2,860       2,895       2,836
                               -------     -------     -------     -------
Diluted Earnings Per Share     $  0.27     $  0.20     $  0.50     $  0.55
                               =======     =======     =======     =======

Notes:

      - Weighted average shares outstanding have been adjusted to reflect the 5% stock dividend in June of 2004.

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